Exhibit 10.10

SECOND AMENDED & RESTATED FORWARD PURCHASE AGREEMENT

This Amended and Restated Forward Purchase Agreement (this “Agreement”) is entered into as of September 12, 2018, between Vista Oil & Gas, S.A.B de C.V., a Mexican public stock company of variable capital (the “Company”), and Riverstone Vista Capital Partners, L.P., an Ontario limited partnership (the “Purchaser”).

Recitals

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (each a “Business Combination”);

WHEREAS, the Company held an initial public offering (“IPO”) with the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, the “CNBV”) of shares of the Company’s Series A ordinary shares, with no par value, representing the variable portion of the capital stock of the Company (the “Series A Shares,” and the Series A Shares offered in the IPO, the “Public Shares”) at a price of US $10 (or the MXN pesos equivalent), and an equal number of warrants at no additional cost, where three warrants are together exercisable to purchase one Series A Share at an exercise price of US $11.50 (or the MXN pesos equivalent) per share (the “Warrants,” and the Warrants offered in the IPO, the “Public Warrants”). One Public Share and one Public Warrant were offered in the IPO as a unit;

WHEREAS, concurrent with the IPO, the Company completed a private placement of units comprising one Series A Share and Warrant to (i) qualified institutional buyers in reliance on Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (the “144A Offering”), and (ii) non-U.S. institutional and other investors outside the United States in a separate private offering in reliance on Regulation S under the Securities Act (collectively with the 144A Offering, the “International Offering,” and both together with the IPO, the “Global Offering”);

WHEREAS, following the closing of the Global Offering (the “Global Offering Closing”), the Company identified and has received shareholder approval to consummate a Business Combination;

WHEREAS, on March 29, 2018, the parties amended and restated the Forward Purchase Agreement, dated as of July 19, 2017, and entered into the Amended and Restated Forward Purchase Agreement (the “Prior Agreement”);

WHEREAS, the parties wish to amend and restate the Prior Agreement, and enter into this Agreement, pursuant to which after the initial Business Combination (the “Initial Business Combination”) is consummated and any necessary regulatory approvals from the Comisión Federal de Competencia Económica (“COFECE”) in connection herewith are obtained, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, on a private placement basis, the Forward Purchase Shares (as defined below) and the Forward Purchase Warrants (as defined below) on the terms and conditions set forth herein;

WHEREAS, on April 4, 2018 the Company consummated the Initial Business Combination

WHEREAS, the Purchaser’s affiliate, Vista Sponsor Holdings, L.P. (“Sponsor Holdings”), and the management team of the Company, comprised of Miguel Galuccio, Pablo Vera Pinto, Juan Garoby and Alejandro Cherñacov (the “Management Team,” and together with Sponsor Holdings the “Sponsor”), in the aggregate own approximately 16,118,000 shares (the “Sponsor Shares”) of the Company’s Series B common stock, which were issued for an as adjusted price of US $0.00155 per share (the “Series B Shares”);

WHEREAS, the Series B Shares are to be convertible into Series A Shares on the terms and conditions set forth in the Company’s amended and restated bylaws and the unanimous resolutions of the shareholders of the Company to be adopted approving, among other things, the terms of the Global Offering (the “Shareholders Resolutions”); and

WHEREAS, in connection with the Global Offering, the Sponsor purchased warrants at an average purchase price of US $0.50 per warrant in a private placement that will close simultaneously with the Global Offering Closing (the “Sponsor Warrants”), where three Sponsor Warrants are exercisable for one Series A Share at the price of US $11.50 (or the MXN pesos equivalent) per share.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.	Sale and Purchase of Forward Purchase Securities.

(a) The Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, 5,000,000 Series A Shares (the “Forward Purchase Shares”), plus 5,000,000 warrants (the “Forward Purchase Warrants” and, together with the Forward Purchase Shares, the “Forward Purchase Securities”) for an aggregate purchase price of US $50,000,000 (the “Forward Purchase Price”), which is determined based on a price of US $10.00 per unit of one Forward Purchase Share and Forward Purchase Warrant (each, a “Forward Purchase Unit”).

(b) Each Forward Purchase Warrant will have substantially the same terms as each Sponsor Warrant, and will be subject to the terms and conditions of (i) Sections 3.02, 3.03 and 3.04 of the Strategic Partners Agreement by and between Sponsor Holdings, the Management Team and the Company, to be executed in connection with the Global Offering (the “Strategic Partners Agreement”), (ii) the Warrant Indenture, entered into between the Company and Monex Casa de Bolsa, S.A. de C.V., as Common Representative, in connection with the Global Offering (the “Warrant Indenture”) and (iii) the Global Certificate evidencing the Warrants and Sponsor Warrants issued pursuant to the Warrant Indenture, which will be held in deposit at S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”). Each lot of three Forward Purchase Warrants will entitle the holder thereof to purchase one Series A Share at a price of US $11.50 (or the MXN pesos equivalent) per share, subject to adjustment as described in the Warrant Indenture, and only lots of three Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable on the later of 30 days after the closing of the Initial Business Combination (the “Business Combination Closing”) and 12 months from the Global Offering Closing, and will expire five years after the Business Combination Closing or earlier upon the liquidation of the Company, as described in the Warrant Indenture. The Forward Purchase Warrants may be exercisable on a cash or cashless basis so long as they are held by the Purchaser or its Permitted Transferees (as defined below). If the Forward Purchase Warrants are held by Persons (as defined below) other than the Purchaser or its Permitted Transferees, the Forward Purchase Warrants will have the same terms as the Public Warrants, as set forth in the Warrant Indenture.

(c) The parties agree that after the Business Combination Closing, the parties will use reasonable efforts to obtain approval from COFECE for the Purchaser to acquire indirectly or directly the Forward Purchase Securities hereunder, as more specifically described in the application to COFECE (“COFECE Approval”).

(d) The Company shall require the Purchaser to purchase the Forward Purchase Securities by delivering notice of receipt of COFECE Approval and instructions for wiring the Forward Purchase Price. The closing of the sale of Forward Purchase Securities (the “Forward Closing”) shall be held twelve (12) Business Days after delivery of such notice (such date being referred to as the “Forward Closing Date”). Subject to Section 7, on the Forward Closing Date, (i) the Purchaser shall deliver to the Company the Forward Purchase Price for the Forward Purchase Securities by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in such notice, and (ii) the Company shall deliver the Forward Purchase Securities to the Purchaser to the account at Indeval instructed by the Purchaser in writing. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in Mexico City, Mexico. The number of Forward Purchase Units acquired pursuant to this Agreement is referred to as the “Purchased Units,” and the amount paid for such Purchased Units, the “Actual Forward Purchase Price.”

(e) Each of Purchaser’s limited partners were subject to an administrative contribution of 2.0% of such limited partner’s respective capital commitment (the “Upfront Payment”). A cash payment in U.S. dollars equal to the amount of the Upfront Payment was previously paid by the Purchaser in cash to the Company in consideration for the Company entering into this Agreement. Solely in the event the Initial Business Combination is consummated but less than the entire Forward Purchase Price is required to be paid by the Purchaser, the Company will return to the Purchaser, immediately after the Forward Closing Date, an amount in U.S. dollars equal to the product of (i) the Upfront Payment multiplied by (ii) the Non-Funding Percentage (as defined below). The “Non-Funding Percentage” equals a fraction, the numerator of which is the positive difference between US$50,000,000 and the Actual Forward Purchase Price and the denominator of which is US$50,000,000. For this purpose, the Upfront Payment will not be taken into account as part of the aggregate purchase price for the Forward Purchase Shares and Forward Purchase Warrants or the aggregate purchase price for the Forward Purchase Securities actually sold to the Partnership, and all such amounts will be calculated in U.S. dollars. For the sake of clarity, in the event the Initial Business Combination is not consummated, the Upfront Payment shall not be returned.

(f) The parties agree and acknowledge that nothing in this Agreement will limit the ability of the Company to raise any other equity capital, and the Company will have no preemptive rights to such capital.

2.	Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, other than those required for the completion of the Initial Business Combination and COFECE Approval under applicable laws.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Account of Itself and its Limited Partners. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, provided that the Purchaser may determine to distribute the Forward Purchase Securities to its limited partners and each such limited partner has affirmed to the Purchaser via written instrument that it will receive the Forward Purchase Securities for their own respective account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that neither the Purchaser (except as described herein) nor its limited partners have any present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that, notwithstanding distributions to its limited partners, the Purchaser (except as described herein) does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Securities with the Company’s management.

(g) No Public Market. The Purchaser understands that no public market now exists in the United States for the Forward Purchase Securities, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Securities.

(h) High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment, and that in its capacity as a holder of Forward Purchase Securities it will not participate in any vote by the Company’s shareholders as to the approval or disapproval of the Initial Business Combination and will have no right to request reimbursements and payments as provided for in the Shareholders Resolutions.

(i) Accredited Investor. The Purchaser is and will continue to be at the Forward Closing Date (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (ii) a qualified investor (inversionista calificado) within the meaning of the Mexican Securities Market Law (Ley del Mercado de Valores) and the regulations in effect as of the date hereof. The Purchaser acknowledges that Forward Purchase Securities are being sold in an offer that does not constitute a public offering under Mexican Securities Market Law (Ley del Mercado de Valores).

(j) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(k) Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(l) Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(m) Affiliation of Certain FINRA Members. The Purchaser is neither a Person associated nor affiliated with Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Casa de Bolsa Credit Suisse (México), S.A. de C.V., Grupo Financiero Credit Suisse (México) and Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, integrante del Grupo Financiero Banamex (Mexico IPO) or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) or similar regulatory authority in Mexico that is participating in the Global Offering.

(n) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any Person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any Person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

(o) No Other Fees. None of the Purchaser Parties have charged Purchaser’s limited partners any fee in connection with this Agreement or the Global Offering, it being understood, for the avoidance of doubt, that nothing herein will limit any Upfront Payment or any payment or reimbursement of expenses in accordance with Section 9(n).

3.	Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a) Organization and Corporate Power. The Company is a public stock company with variable capital organized under the laws of the United Mexican States, that is validly existing, in good standing and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b) Capitalization. The authorized share capital of the Company consists of the following:

(i) Series A Shares, of which the outstanding Series A Shares are subscribed and paid for as of the date hereof. Upon the closing of the sale of Forward Purchase Securities hereunder, all of the issued Series A Shares will be duly authorized and issued in compliance with all applicable laws.

(ii) Series B Shares, of which the outstanding Sponsor Shares are subscribed and paid for as of the date hereof. All of the issued Series B Shares are duly authorized, fully paid and nonassessable and issued in compliance with all applicable laws.

(iii) Two Series C Shares, both of which are subscribed and paid for as of the date hereof. All of the issued Series C Shares are duly authorized, fully paid and nonassessable and issued in compliance with all applicable laws.

(c) Authorization. All corporate action required to be taken by the Company in order to authorize the Company to enter into this Agreement, and to deliver the Forward Purchase Securities at the Forward Closing, and the relevant Series A Shares upon exercise of the Forward Purchase Warrants, has been taken or will be taken prior to the Forward Closing. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the delivery of the Forward Purchase Securities and the relevant Series A Shares upon exercise of the Forward Purchase Warrants has been taken or will be taken prior to the Forward Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Valid Securities. The Forward Purchase Securities and the Series A Shares deliverable upon exercise of the Forward Purchase Warrants have been validly issued and, when sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer (other than restrictions on transfer specified under this Agreement), applicable laws and liens or encumbrances created by or imposed by the Purchaser. The Forward Purchase Securities and the Series A Shares deliverable upon exercise of the Forward Purchase Warrants will be issued in compliance with applicable securities laws in all material respects, including, without limitation, that such securities are sold in an offering that does not constitute a public offering under the Mexican Securities Market Law (Ley del Mercado de Valores).

(e) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Mexican or U.S. federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, other than those required for the completion of the Initial Business Combination and COFECE Approval under applicable laws.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the bylaws or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of Mexican or U.S. federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g) Operations. Other than to the extent non-compliance would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement, the Company is in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (to the extent applicable to the Company) and any applicable corresponding legislation or regulation under the laws of Mexico, as well as with applicable anti-money laundering statutes of such jurisdictions, the laws and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency thereunder.

(h) No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(i) Anti-Dilution Protection. Solely as it relates to the sale of the Forward Purchase Securities, the Company agrees to cause the Sponsor to waive any anti-dilution protections of Section 4.02 of the Strategic Partners Agreement.

(j) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the Global Offering, or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.

Transfer. This Agreement and all of the Purchaser’s rights and obligations hereunder (including the Purchaser’s obligation to purchase the Forward Purchase Securities) may be transferred or assigned, at any time and from time to time, to one or more third parties (each such transferee, a “Transferee”). Upon any such assignment:

(a) the applicable Transferee shall execute a signature page to this Agreement, substantially in the form of the Purchaser’s signature page hereto (the “Joinder Agreement”), which shall reflect the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Purchaser hereunder with respect to the Transferee Securities, and references herein to the “Purchaser” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided that any representations, warranties, covenants and agreements of the Purchaser and any such Transferee shall be several and not joint and shall be made as to the Purchaser or any such Transferee, as applicable, as to itself only; and

(b) upon a Transferee’s execution and delivery of a Joinder Agreement. the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the Purchaser hereunder shall be reduced by the total number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the applicable Transferee pursuant to the applicable Joinder Agreement, which reduction shall be evidenced by the Purchaser and the Company amending Schedule A to this Agreement to reflect each transfer and to reflect such reduced number of Forward Purchase Securities to be purchased by the Purchaser, and upon the execution of Schedule A by the Purchaser and the Company the Purchaser shall be fully and unconditionally released from its obligation to purchase such Transferee Securities hereunder. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Schedule A need be so amended and updated and executed by each of the Purchaser and the Company upon the occurrence of any such transfer of Transferee Securities.

5.	Additional Agreements and Acknowledgements of the Purchaser.

(a) Forward Purchase Warrant Lock-up; Transfer Restrictions. The Purchaser agrees that it shall not Transfer (as defined below) (or cause the Transfer of) any Forward Purchase Warrants until at least 30 days after the completion of the Initial Business Combination. Notwithstanding the first sentence of this Section 5(a), Transfers of the Forward Purchase Warrants are permitted (any such transferees, the “Permitted Transferees”) (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such Person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (vi) in the event of the Company’s liquidation prior to the completion of the Initial Business Combination; (vii) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Series A Shares for cash, securities or other property subsequent to the completion of the Initial Business Combination; (viii) as a distribution to limited partners, members or stockholders of the Purchaser; (ix) to the Purchaser’s affiliates, to any investment fund or other entity controlled or managed by the Purchaser or any of its affiliates, or to any investment manager or investment advisor of the Purchaser or an affiliate of any such investment manager or investment advisor; (x) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (ix) above; (xi) to the Purchaser or any Transferee hereunder; (xii) by virtue of the laws of the Purchaser’s jurisdiction of formation or its organizational documents upon dissolution of the Purchaser; and (xiii) pursuant to an order of a court or regulatory agency; provided, however, that in the case of clauses (i) through (v) and (viii) through (xii), these Permitted Transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. For purposes of this Section, “Transfer” shall mean the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Forward Purchase Warrants (excluding any pledges in the ordinary course of business for bona fide financing purposes or as part of prime brokerage arrangements), (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Forward Purchase Warrants, whether any such transaction is to be settled by delivery of such Forward Purchase Warrants, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

(b) Escrow Account.

(i) The Purchaser hereby acknowledges that it is aware that the Company established a U.K.-based escrow account (the “Escrow Account”) for the benefit of its public shareholders upon the Global Offering Closing. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Escrow Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii) The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Escrow Account, and hereby irrevocably waives any Claim to, or to any monies in, the Escrow Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Escrow Account and not against the property or any monies in the Escrow Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(c) No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

6.

Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Series A Shares and Public Warrants on Bolsa Mexicana de Valores S.A.B. de C.V., the Mexican stock exchange.

7.	Forward Closing Conditions.

(a) The obligation of the Purchaser to purchase the Forward Purchase Securities at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i) The Business Combination Closing shall have occurred;

(ii) The COFECE Approval shall have been obtained;

(iii) The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Forward Closing; and

(v) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Securities.

(b) The obligation of the Company to sell the Forward Purchase Securities at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) The Business Combination Closing shall have occurred;

(ii) The COFECE Approval shall have been obtained;

(iii) The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iv) The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Forward Closing; and

(v) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Securities.

8.	Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a) by mutual written consent of the Company and the Purchaser;

(b) automatically

(i) if the COFECE Approval is not obtained by June 30, 2019; or

(ii) if Sponsor Holdings or the Company becomes subject to any voluntary or involuntary petition under the United States federal, Mexican or Canadian bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of Sponsor Holdings or the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 8, the Forward Purchase Price (and interest thereon, if any), if previously paid, shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall (1) relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement or (2) entitle the Purchaser to a return of the Upfront Payment except solely in the event an Initial Business Combination is consummated, then as provided in Section 1(e).

9.	General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day and (c) two (2) Business Day after deposit with a nationally recognized overnight international courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Vista Oil & Gas, S.A.B. de C.V., Javier Barros Sierra 540 Torre 2, Piso 2, Col. Lomas de Santa Fe, Mexico City, Mexico, 01210, Attention: Javier S. Rodriguez Galli with a copy to the Company’s counsel at Creel, García-Cuéllar, Aiza Y Enriquez, S.C., Paseo de Los Tamarindos 60, Bosques de las Lomas, 05120 Ciudad de México, CDMX, Mexico, Attention: Carlos Zamarron.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g) Counterparts. This Agreement may be executed by facsimile or electronic mail in portable document format (PDF) and in one or more counterparts, all of which will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. All costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants, shall be borne by the Purchaser. The Purchaser shall be responsible for the fees of the Company’s transfer agent; stamp taxes and any other fees associated with the issuance of the Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words

“this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

RIVERSTONE VISTA CAPITAL PARTNERS, L.P.

By:	RVCP GP, L.L.C.

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Managing Director

Address for Notices: 712 Fifth Ave, 19th Floor

New York, New York 10019

E-mail: phaskopoulos@riverstonelle.com

Fax: (212) 271-2938

COMPANY:

VISTA OIL & GAS, S.A.B. DE C.V.

By:	/s/ Alejandro Cherñacov
Name: Alejandro Cherñacov
Title: Attorney-in-Fact

[Signature Page to Amended & Restated Forward Purchase Agreement]

TO BE EXECUTED UPON ANY ASSIGNMENT AND/OR REVISION IN ACCORDANCE WITH THIS AGREEMENT TO “NUMBER OF FORWARD PURCHASE SHARES,” “NUMBER OF FORWARD PURCHASE WARRANTS” AND “AGGREGATE PURCHASE PRICE FOR FORWARD PURCHASE SECURITIES” SET FORTH ABOVE:

Number of Forward Purchase Shares, Number of Forward Purchase Warrants and Aggregate Purchase Price for Forward Purchase Securities as of                     , 201[    ], accepted and agreed to as of this         day of                     , 201[    ].

RIVERSTONE VISTA CAPITAL PARTNERS, L.P.

By: RVCP GP, L.L.C.

By:
Name: Peter Haskopoulos
Title: Managing Director

VISTA OIL & GAS, S.A.B. DE C.V.

By:
Name:
Title:

SCHEDULE A

SCHEDULE OF TRANSFERS OF FORWARD PURCHASE SECURITIES

The following transfers of a portion of the original number of Forward Purchase Shares and Forward Purchase Warrants have been made:

Date of Transfer	Transferee	Number of Forward Purchase Shares Transferred	Number of Forward Purchase Warrants Transferred	Purchaser Revised Forward Purchase Share Amount	Purchaser Revised Forward Purchase Warrant Amount

TO BE EXECUTED UPON ANY ASSIGNMENT OR FINAL DETERMINATION OF FORWARD PURCHASE SECURITIES:

Schedule A as of             , 201[    ], accepted and agreed to as of this             day of             , 201[    ] by:

RIVERSTONE VISTA CAPITAL PARTNERS, L.P.	VISTA OIL & GAS, S.A.B. DE C.V.

By: RVCP GP, L.L.C.

By:	By:
Name:		Name:
Title:		Title: